\\FS29\SYS\LEGAL\WPDOC2\NSAR\2000\2001\FVIT-77i(b)-2001.doc
\\FS29\SYS\LEGAL\WPDOC2\NSAR\2000\2001\FVIT-77i(b)-2001.doc
NAME OF REGISTRANT:
Franklin Value Investors Trust
File No. 811-5878

EXHIBIT ITEM No. 77I(b): Terms of new or amended securities


     WHEREAS, the Board of Trustees of the Trust has considered the information presented by Franklin Advisory Services, LLC and Distributors relating to the establishment of the Class B shares to be offered and sold, and in the exercise of reasonable business judgment, has concluded that it is in the best interest of the Trust to establish a second class of shares for the Franklin Balance Sheet Investment Fund (the "Fund"); and

     WHEREAS, the Agreement and Declaration of Trust of the Trust permits the Board to designate additional series or classes of shares of the Trust, without being required to obtain shareholder approval; and

     WHEREAS, the Board previously adopted a Multiple Class Distribution System for the Trust, pursuant to which the series of the Trust may offer and sell shares of different classes of such series with varying distribution related charges; and

     NOW, THEREFORE, BE IT RESOLVED, that a second class of shares of the Franklin Balance Sheet Investment Fund is hereby established and designated as "Class B" shares, as distinguished from the currently authorized shares of the Fund, and an unlimited number of shares are hereby classified and allocated to such Class B shares of the Fund; and

     FURTHER RESOLVED, that each Class B share of the Fund shall represent a proportionate interest in the same portfolio of investments as the shares of the existing classes of the Fund and shall have the rights and limitations as set forth in the governing instrument of the Trust, except that:

     (1)(a) Dividends and distributions paid to holders of the Class B shares of the Fund shall reflect reductions for payments of fees under any 12b-1 Plan adopted for or relating to the Class B shares; (b) Class B shares shall have exclusive voting rights with respect to any matter submitted to a vote of shareholders that affects only holders of Class B shares, including, without limitation, the provisions of any 12b-1 Plan adopted for and relating to the Class B shares; and (c) Class B shares shall not have voting rights with respect to the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act applicable to any other class of the Fund or with regard to any other matter submitted to a vote of shareholders which does not now or in the future affect the holders of the Class B shares.

     (2)(a)  Other  than shares described in this  paragraph
     (2)(a),  each  Class  B  share of  the  Fund  shall  be
     converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the Fund on the Conversion Date. The term "Conversion Date" means a date set forth in the Prospectus that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the shares occurs, or (ii) any such other anniversary date as may be determined by the Board of Trustees and set forth in the Prospectus; provided that any such other anniversary date determined by the Board of Trustees shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Trustees pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any Class B shares of the Fund acquired through an exchange, or through a series of exchanges, as permitted by the Trust and as provided in the Prospectus, from another investment company or another series of the Trust (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of the eligible investment company originally subscribed for in lieu of the Conversion Date of any shares acquired through exchange if such eligible investment company issuing the share originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a Class B share of the Fund shall mean (i) in the case of a Class B share of the Fund obtained by the holder thereof through an original subscription to the Trust, the date of the issuance of such Class B share of the Fund, or (ii) in the case of a Class B share of the Fund obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

     (2)(b) Each Class B share of the Fund (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the Class B shares of the Fund or the corresponding class of any other investment company or of any other series of the Trust issuing such class of shares, or (ii) issued pursuant to an exchange privilege granted by the Trust in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of an eligible investment company, shall be segregated in a separate sub-account on the share records of the Trust for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of Class A of the Fund. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph
     (2)(a) hereof bears to the total number of Class B shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Trustees and set forth in the Prospectus.

     (2)(c) The number of Class A shares of the Fund into which a Class B share is converted pursuant to paragraphs (2)(a) and (2)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A shares for
     purposes  of  sales  and  redemption  thereof  on   the
     Conversion Date.

     (2)(d) On the Conversion Date, the Class B shares converted into shares of Class A will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of Class A into which Class B shares have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the Prospectus and (iii) the right to vote converting shares of the Fund held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion
     Date) will cease. Certificates representing Class A shares of the Fund resulting from the conversion need not be issued until certificates representing Class B shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

     (2)(e) The automatic conversion of the Class B shares of the Fund into Class A shares of the Fund, as set forth in paragraphs (2)(a) and (2)(b) hereof, may also be suspended by action of the Board of Trustees at any time that the Board of Trustees determines such suspension to be appropriate.


     WHEREAS, the Board of Trustees of the Trust has previously reviewed the information provided by the Adviser and Distributors relating to the establishment of a Multiple Class Distribution System for the Trust and has reviewed the information specifically relating to the establishment of a third class of shares for the Franklin Balance Sheet Investment Fund (the "Fund") series of the Trust and, in the exercise of reasonable business judgment, has concluded that it is in the best interest of the Trust to establish a third class of shares for the Franklin Balance Sheet Investment Fund series of the Trust, it is

     RESOLVED, that a third class of shares of Franklin Balance Sheet Investment Fund of the Trust is hereby established and designated as "Class C" shares of such series of the Trust as distinguished from the currently authorized shares of Franklin Balance Sheet Investment Fund of the Trust which shall heretofore be referred to as "Class A" shares and "Class B" shares, and an unlimited number of shares are hereby classified and allocated to such Class C shares of Franklin Balance Sheet Investment Fund of the Trust; and

     FURTHER RESOLVED, that each Class C share shall have the rights and limitations as set forth in the governing instrument of the Trust, except that dividends paid on the Class C shares of the Franklin Balance Sheet Investment Fund series of the Trust shall reflect reductions for payments of fees under the Fund's distribution plan relating to the Class C shares adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Plan") and, provided further, that only the Class C shares shall be entitled to vote upon or with respect to any matter relating to or arising from the Plan relating to such class.



     WHEREAS, the Board previously adopted a Multiple Class Distribution System for the Trust, pursuant to which the series of the Trust may offer and sell shares of different classes of such series with varying distribution related charges;

     NOW, THEREFORE, IT IS RESOLVED, that a fourth class of shares of Franklin Balance Sheet Investment Fund series of the Trust is hereby established and designated as "Franklin Balance Sheet Investment Fund - Advisor
     Class" shares of such series of the Trust, as distinguished from the currently authorized shares of the Franklin Balance Sheet Investment Fund series of the Trust, and an unlimited number of shares are hereby classified and allocated to such Advisor Class shares; and

     FURTHER RESOLVED, that each Advisor Class share of such series shall represent a proportionate interest in the same portfolio of investments as the shares of the existing classes of the Franklin Balance Sheet Investment Fund series of the Trust, and shall have the rights and limitations as set forth in the governing instrument of the Trust, except that: (1) dividends and distributions paid to holders of Advisor Class shares of Franklin Balance Sheet Investment Fund series of the Trust shall not reflect reductions for payments of fees under any 12b-1 Plan with respect to any other class of shares of the Trust; and (2) only the holders of Advisor Class shares shall be entitled to vote upon or with respect to any matter submitted to a vote of shareholders that affects only holders of Advisor Class shares, and such Advisor Class shareholders will not be entitled to vote with respect to matters relating solely to other classes of shares of the Trust, including matters relating to Rule 12b-1 Plans for such other classes.